EXHIBIT 99


                            POST OFFICE BOX 787
                             LEBANON, TENNESSEE
                                     37088-0787
                             PHONE 615.444.5533

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CBRL GROUP, INC.
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[CBRL GROUP, INC. LOGO]



                                            Contact: Lawrence E. White
                                                     Senior Vice President/
                                                     Finance and Chief
                                                     Financial Officer

          CBRL GROUP, INC. REPORTS CURRENT SALES TRENDS AND REAFFIRMS
                                EARNINGS GUIDANCE


LEBANON, Tenn. (July 18, 2002) - CBRL Group, Inc. (Nasdaq: CBRL) today reported fiscal 2002 fourth quarter-to-date sales trends and reaffirmed its earnings guidance for the fourth quarter.

     The Company reported that quarter-to-date same-store restaurant sales in its Cracker Barrel Old Country Store(R) units are up 4-4.5% compared with the same period a year ago, including 1.5-2% higher guest traffic. Quarter-to-date retail sales in the same units increased approximately 2-2.5%. Quarter-to-date same-store restaurant sales in the Company's Logan's Roadhouse(R) units are up 1-1.5% from last year, including an increase in guest traffic of approximately 2%.


     Commenting on sales trends, CBRL Group, Inc. President and Chief Executive Officer Michael A. Woodhouse said, "We are pleased to report that our solid sales momentum continues, with Cracker Barrel's 4-4.5% same-store restaurant sales increase coming on top of a strong year-ago fourth quarter when comparable store sales were up 4.0%, which itself was an improvement over a strong prior year fourth quarter in which we reported 3.8% positive comparable store restaurant sales. This continuing strength and sales momentum puts us in our tenth consecutive quarter of positive comparable store restaurant sales at Cracker Barrel Old Country Store, an achievement last recorded in 1994."

     The Company reaffirmed guidance for diluted earnings per share for the fourth quarter of fiscal 2002, which ends on August 2, 2002, in the low-to-mid $0.50's, compared with $0.48 after excluding the impact of charges taken in the year-ago quarter. The prior year $0.48 was benefited by approximately $0.09 as a result of a non-recurring fourteenth week (the present fiscal quarter has thirteen weeks). THE COMPANY URGES CAUTION IN CONSIDERING ITS CURRENT TRENDS AND THE EARNINGS TARGETS DISCLOSED IN THIS PRESS RELEASE. THE RESTAURANT INDUSTRY IS HIGHLY COMPETITIVE, AND TRENDS AND TARGETS ARE SUBJECT TO NUMEROUS FACTORS AND INFLUENCES, SOME OF WHICH ARE DISCUSSED IN THE CAUTIONARY LANGUAGE AT THE END OF THIS PRESS RELEASE. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE DISCLOSED INFORMATION ON TRENDS OR TARGETS OTHER THAN IN ITS PERIODIC FILINGS UNDER FORMS 10-K, 10-Q, AND 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION.




CBRL Updates Sales Trends and Earnings Guidance
Page 2
July 18, 2002



     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 456 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 84 company-operated and 12 franchised Logan's Roadhouse restaurants in 17 states.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THIS DISCUSSION. ALL FORWARD-LOOKING INFORMATION IS PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ASSUMPTIONS", "TARGET", "GUIDANCE", "PLANS", "MAY", "WILL", "WOULD", "EXPECT", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", "POTENTIAL" OR "CONTINUE" (OR THE NEGATIVE OF EACH OF THESE TERMS) OR SIMILAR TERMINOLOGY. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: ADVERSE GENERAL ECONOMIC CONDITIONS INCLUDING UNCERTAIN CONSUMER CONFIDENCE EFFECTS ON SALES; THE ACTUAL RESULTS OF PENDING OR THREATENED LITIGATION; THE EFFECTS OF NEGATIVE PUBLICITY; LEGAL RULINGS OR CHANGES IN LEGAL INTERPRETATIONS OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL RULES AND REGULATIONS AFFECTING TAXES, ACCOUNTING, WAGE AND HOUR MATTERS, HEALTH AND SAFETY, PENSIONS AND INSURANCE; WEATHER CONDITIONS AND CUSTOMER TRAVEL ACTIVITY; THE EFFECTS OF PLANS INTENDED TO IMPROVE OPERATIONAL EXECUTION AND PERFORMANCE; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND ON LABOR RECRUITING, COST AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ABILITY OF THE COMPANY TO IDENTIFY SUCCESSFUL NEW LINES OF RETAIL MERCHANDISE; THE AVAILABILITY AND COST OF ACCEPTABLE SITES FOR DEVELOPMENT; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY CONTINUES TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS; CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; COMMODITY, WORKERS' COMPENSATION, GROUP HEALTH AND UTILITY PRICE INCREASES; PRACTICAL OR PSYCHOLOGICAL EFFECTS OF TERRORIST ACTS, OR MILITARY OR GOVERNMENT RESPONSES; OTHER UNDETERMINABLE AREAS OF GOVERNMENT OR REGULATORY ACTIONS OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES AND OTHER COMMUNICATIONS.


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